Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Experts” and to the use of our report dated April 20, 2007, except as to Note 19.A as to which the date is May 8, 2007 and Note 2.A as to which the date is June 22, 2007, in Amendment No.1 to the Registration Statement (Form S-1 No. 333-142842) and related Prospectus of Targanta Therapeutics Corporation dated June 27, 2007.

/s/    Ernst & Young LLP

Chartered Accountants

Montréal, Canada

June 22, 2007